News Release
FOR IMMEDIATE RELEASE

Core & Main Announces Leadership Transition

Steve LeClair to Transition to Executive Chair

Mark Witkowski Appointed CEO and Director; Robyn Bradbury Appointed CFO

ST. LOUIS, March 25, 2025—Core & Main Inc. (NYSE: CNM) (“Core & Main” or the “Company”), a leading specialty distributor dedicated to advancing reliable infrastructure with local service, nationwide, today announced changes to its executive leadership team as part of the Company’s long-term succession planning.

After nearly two decades with Core & Main, Steve LeClair, the Company’s current chief executive officer, will transition to the role of executive chair, where he will act as an advisor to the business, while continuing to lead the board of directors of Core & Main as chair. Mark Witkowski, the Company’s current chief financial officer, has been selected by the board of directors to succeed Steve LeClair as chief executive officer. Witkowski has also been appointed to the Company’s board of directors. Additionally, Robyn Bradbury, the Company’s current senior vice president of finance and investor relations, will succeed Witkowski as chief financial officer. Each of them will assume their new roles on March 31, 2025.

Witkowski joined Core & Main in 2007, holding various roles of increasing responsibility and eventually becoming chief financial officer in 2016. He has a deep understanding of the Company, having played an integral role in the development, execution and achievement of Core & Main’s value creation strategies. Witkowski has a proven commitment to fostering innovation, driving growth strategies and strengthening the capabilities of the Company.

Bradbury joined Core & Main in 2009 and has served in various finance and strategy roles of increasing responsibility. Bradbury is a dynamic leader with a growth mindset and a passion for driving results and developing talent. She and her team established Core & Main’s investor relations function, leading a successful initial public offering in 2021 and the Company’s first investor day in 2023.

“Steve has left an incredible mark on Core & Main,” said James Castellano, lead independent director for Core & Main. “Under his leadership, the Company has delivered exceptional business performance and meaningful value to its customers, suppliers, shareholders and other stakeholders. We look forward to his continued contributions as executive chair and chair of the board.”

Castellano continued, “As we enter this next chapter, continuity of leadership is important. Mark and Robyn have been key members of the management team for many years. They know our business well and have been instrumental in building Core & Main into the industry leader it is today. Today’s announcement, together with the executive leadership changes we announced last July, further position the Company for continued growth and success.”

“Leading Core & Main for the last decade has been the privilege of a lifetime and I am incredibly proud of what we have accomplished together,” said Steve LeClair. “During my tenure, we transformed Core & Main from a division of HD Supply into a private equity-sponsored standalone business in 2017. We launched our initial public offering in 2021, one of the largest and most successful from that year, and we have delivered outstanding performance and significant value creation year-after-year since then. As proud as I am of the results we have generated, I am even more proud of the culture we have built, the great leadership talent and depth we have, and the opportunities we have charted for the future. Mark, Robyn and I have worked side-by-side over the last decade, and I couldn’t be more excited as Mark, Robyn and the rest of our leadership team take Core & Main to the next level.”
cont.

Witkowski added, “I am honored to have been selected to lead Core & Main as chief executive officer and to serve on its board of directors. This is an incredible business with the best talent in the industry, and I recognize that our associates and the culture we have fostered are key to delivering superior results. Having worked closely with Robyn for over a decade now, I know she is ideally suited to serve as our chief financial officer. As we enter this next chapter, I look forward to collaborating with the board and the rest of our talented executive team to build on the strong culture we have established. We have been fortunate to have benefited from Steve’s tremendous leadership for over a decade at Core & Main. I know that I speak for the entire Core & Main family in thanking him for his leadership and dedication. I also want to thank all our associates for their commitment to our customers in pursuit of advancing reliable infrastructure with local service, nationwide.”

About Core & Main

Based in St. Louis, Core & Main is a leader in advancing reliable infrastructure™ with local service, nationwide®. As a specialty distributor with a focus on water, wastewater, storm drainage and fire protection products, and related services, Core & Main provides solutions to municipalities, private water companies and professional contractors across municipal, non-residential and residential end markets, nationwide. With more than 370 locations across the U.S., the Company provides its customers local expertise backed by a national supply chain. Core & Main’s nearly 5,700 associates are committed to helping their communities thrive with safe and reliable infrastructure. Visit coreandmain.com to learn more.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Core & Main’s financial and operating outlook, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Investor Relations:
Robyn Bradbury, 314-995-9116
InvestorRelations@CoreandMain.com

Media Relations:
Patrick Lunsford
Patrick.Lunsford@CoreandMain.com
Core & Main Announces Leadership Transition